                                                        Exhibit 10(ggg)

                              AMENDMENT TO
                  THE BANK OF NEW YORK COMPANY, INC.
                SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN


     WHEREAS, The Bank of New York Company, Inc. Supplemental Executive Retirement Plan (the "Plan") was adopted by the Board of Directors of The Bank of New York Company, Inc., effective as of June 9, 1992; and

     WHEREAS, Section 9 of the Plan provides that the Compensation Committee of the Board of Directors may amend the Plan at any time, except in certain respects not material hereto; and

     WHEREAS, the Compensation Committee desires to amend the Plan;

     NOW, THEREFORE, the Plan is hereby amended in the following respects, effective as of February 13, 2001:

     1. Section 4 of the Plan is amended by amending the first paragraph thereof to read as follows:

         A Participant shall be entitled to the Benefit provided under the Plan if his employment terminates on or after the date he has attained age 60, other than by reason of death.
         A Participant whose employment terminates prior to attaining age 60, other than by reason of death, shall not be entitled to a Benefit under the Plan except as determined by the Committee in its discretion.

     2. Sections 5(b) of the Plan is amended by (i) deleting the first sentence thereof in its entirety and by deleting the word "other" in the second sentence thereof.

     3. Section 5(c) of the Plan is amended by amending the second sentence thereof to read as follows:

         Unless the Committee, in its discretion, directs payment at a different time, payment shall be made or commenced within 30 days after:

         (i) the Participant's termination of employment with the Company, if his employment terminates on or after the date he attains age 60, other than by reason of death, or

        (ii) as of such date as determined by the Committee, if the Committee determines that a Participant whose employment terminates prior to attaining age 60, other than by reason of death, is entitled to a Benefit under the Plan.

     4. Section 5(c) of the Plan is amended by amending the fourth paragraph thereof to read as follows:

         Notwithstanding anything contained herein to the contrary, in the event of a Change in Control (as defined below) (i) any remaining installments to a Participant or a Participant's Beneficiary shall be paid in a lump sum and the Committee may not direct that payment be made at a different time and (ii) the Committee may not direct payment of a Benefit to a Participant's Beneficiary in a different form or at a different time.

     5.  Exhibit B to the Plan is deleted in its entirety.

IN WITNESS WHEREOF, The Bank of New York Company, Inc. has caused this Amendment to be executed by its duly authorized officers this 5th day of March, 2001.


                                             /s/ Thomas A. Renyi
                                             -------------------
ATTEST:

/s/ Patricia A. Bicket
----------------------
Assistant Secretary